UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2023

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 3800 Golf Road, Suite 360
Rolling Meadows, Illinois		60008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 814-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On August 1, 2023, Cambium Networks Corporation (the "Company") issued a press release announcing financial results for the three-month period ended June 30, 2023. The press release contains forward-looking statement regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The press release dated August 1, 2023 is furnished herewith as Exhibit 99.1. The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 1, 2023, the Company announced and initiated a corporate cost reduction to better align Cambium's cost structure with current economic conditions and position the Company to achieve long-term targets and operating growth. The Company expects to incur approximately $2.0 million in costs, primarily related to one-time termination benefits, contract termination costs, and other associated costs, the majority of which will be incurred in the third quarter of 2023, and expects all costs incurred and cost reductions to be completed by the end of the fourth quarter of 2023.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

Effective August 1, 2023 (the “Effective Date”), the Board of Directors (the “Board”) of the Company appointed Morgan Kurk as President and Chief Executive Officer. The Board also approved an increase in the size of the Board from six to seven directors, and appointed Mr. Kurk as a Class II director as of the Effective Date. Atul Bhatnagar has stepped down from his position as President and Chief Executive Officer of the Company as of the Effective Date, but will continue to serve as a non-employee director of the Company. Mr. Bhatnagar’s transition is not a result of any disagreement with any member of management or the Board.

Mr. Kurk, 53, has three decades of experience in the wireless and communications technology industries. Most recently, Mr. Kurk was the President of Personal Protection Equipment at Honeywell from September 2021 to April 2023. Prior to that, he held various positions at CommScope from November 2009 to July 2021, most recently as Chief Technology Officer and Broadband Segment Executive Vice President where he was responsible for the company’s technology roadmap and innovation programs, and oversaw the broadband segment. Prior to joining CommScope, Mr. Kurk held various executive positions at Microwave Radio Corporation, Andrew Corporation, and Allen Telecom from 1997 to 2009. Mr. Kurk began his career at Motorola in 1993 as a design engineer and product line manager. Mr. Kurk holds a Bachelor’s degree in Electrical Engineering from Brown University, a Master’s degree in Electrical Engineering from the University of Michigan, and an MBA from the Kellogg School of Management at Northwestern University.

There are no family relationships between Mr. Kurk and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Kurk had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Kurk

In connection with Mr. Kurk’s appointment, the Company and Mr. Kurk entered into an employment agreement (the “Employment Agreement”), which provides that Mr. Kurk will serve as the Company’s Chief Executive Officer for a two-year term commencing on the Effective Date, which term will be automatically extended for successive one-year periods on each anniversary of the Effective Date following the initial two-year term, unless one party has given the other party at least 90 days’ written notice of non-renewal (the “Term”).

Pursuant to the Employment Agreement, Mr. Kurk will be entitled to receive the following compensation and benefits: (1) an annual base salary of $500,000; (2) an annual target cash incentive opportunity of 100% of his annual base salary, provided that for 2023, Mr. Kurk will receive a minimum payout equal to his target cash incentive opportunity, pro-rated based on the number of days that he was employed by the Company during 2023; and (3) eligibility to participate in in the Company’s standard employee benefit programs available to similarly situated officers of the Company. Additionally, the Company will grant Mr. Kurk equity awards under the Company’s 2019 Share Incentive Plan (the “Plan”) in the form of (1) options (“Options”) to acquire 500,000 ordinary shares of the Company and (2) restricted share units (“RSUs”) to acquire 100,000 ordinary shares of the Company. The Options will vest 25% on the one-year anniversary of the Effective Date, with the remaining 75% vesting on a quarterly basis over the 36 months following the initial vesting date and the RSUs will vest 50% on the two-year anniversary of the Effective Date and the remaining 50% vesting on a quarterly basis over the 24 months following the initial vesting date, in each case, subject to Mr. Kurk’s continued service with the Company. The Options and RSUs will each be subject to the terms and conditions of the Plan and (i) will both fully vest in the event a change in control (as such term is defined in the Plan) occurs and within two years following such change in control, Mr. Kurk is terminated by the Company without cause (as defined in the Employment Agreement) or Mr. Kurk resigns for good reason (as defined in the Employment Agreement); and (ii) in the event that Mr. Kurk’s employment is terminated by the Company without cause or Mr. Kurk resigns for Good Reason prior to the second anniversary of the Effective Date, then the portions of the Option and RSUs that were scheduled to vest on or prior to the 12-month anniversary of such termination of employment will vest as of the date of such termination.

In the event that Mr. Kurk’s employment is terminated by the Company without Cause (including due to non-extension of the Term by the Company) or he resigns for Good Reason, then, in addition to the equity vesting described above, he will be entitled to any earned but unpaid annual bonus with respect to the fiscal year ending on or before the termination date (the “Prior Year Bonus”) and, subject to his execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with certain restrictive covenants set forth in the Employment Agreement, Mr. Kurk will also be entitled to receive (i) twelve (12) months of base salary continuation, (ii) reimbursement of the cost of continued coverage under the Company’s group medical, hospitalization, and dental plans at active employee rates for up to twelve (12) months, and (iii) a pro-rated annual bonus for the year in which such termination occurs, based on actual results and to be paid at the same time bonuses for such year are paid to other senior executives of the Company. In the event that Mr. Kurk’s employment is terminated due to death or Disability (as defined in the Employment Agreement), he will be entitled to receive the Prior Year Bonus.

Separation Agreement with Mr. Bhatnagar

In connection with Mr. Bhatnagar’s separation as an employee of the Company, the Company and Mr. Bhatnagar expect to enter into a separation agreement memorializing his entitlement to 12-months of cash severance, a pro-rata bonus for 2023, with any bonus determined based on actual performance, and reimbursement of the cost of continued coverage under the Company’s group medical, hospitalization, and dental plans at active employee rates for up to twelve (12) months, as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2023.

A copy of the press release issued by the Company on August 1, 2023, regarding this transition is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated August 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Date:	August 1, 2023	By:	/s/ Andrew P. Bronstein
		Name: Title:	Andrew P. Bronstein Chief Financial Officer